SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) :  May 21, 1997


                          SIMON DeBARTOLO GROUP, INC.

            (Exact name of registrant as specified in its charter)


     Maryland               1-12618               35-1901999
(State or other jurisdiction(Commission       (IRS Employer
of incorporation)         File Number)     Identification No.)



                          115 WEST WASHINGTON STREET
                     INDIANAPOLIS, INDIANA        46204
            (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code:  317.636.1600


                                Not Applicable
         (Former name or former address, if changed since last report)


                              Page 1 of 33 Pages

Item 5.  Other Events


      On May 21, 1997 the Registrant made available additional ownership and operation information concerning the Registrant, Simon DeBartolo Group, L.P., Simon Property Group, L.P. and properties owned or managed as of March 31, 1997, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing. The Supplemental Information package is available upon request as specified therein.


Item 7.  Financial Statements and Exhibits

     Financial Statements:

          None


     Exhibits:

                                           Page Number in
Exhibit No.         Description              This Filing
-----------         -----------              -----------
 99                 Supplemental Information   4
                    as of March 31, 1997

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated:  May 21, 1997


                         SIMON DeBARTOLO GROUP, INC.


                                 By: /s/ James M. Barkley
                                 -------------------------
                                 James M. Barkley,
                                 Secretary/General Counsel

                             SIMON DeBARTOLO GROUP
                           SUPPLEMENTAL INFORMATION
                               Table of Contents
                             As of March 31, 1997



    Information                                                    Page

Overview                                                            5

Ownership Structure                                                6-7

Reconciliation of Net Income to Funds from Operations
 ("FFO")                                                           8

Selected Financial Information                                     9-10

Portfolio GLA, Occupancy & Rent Data                                11

Rent Information                                                    12

Lease Expirations                                                 13-14

Scheduled Debt Amortization and Maturities                          15

Summary of Mortgage Indebtedness                                    16

Summary of Mortgage Indebtedness by Maturity                      17-22

Summary of Variable Rate Debt and Interest Rate Protection
 Agreements                                                       23-24

New Development Activities                                          25

Renovation/Expansion Activities                                   26-27

Capital Expenditures                                                28

Gains on Sales of Peripheral Land                                   29

Teleconference Text - May 7, 1997                                 30-33

                             SIMON DeBARTOLO GROUP
                                   Overview


The Company


Simon DeBartolo Group, Inc. (the "Company" or "SDG") (NYSE:SPG) was created as a result of the merger (the "Merger") on August 9, 1996, of DeBartolo Realty Corporation ("DRC") into Simon Property Group, Inc.

Through its majority owned subsidiaries, Simon DeBartolo Group, L.P. and Simon Property Group, L.P. (collectively, the "Operating Partnership"), the Company owns or has an interest in 186 properties which consist of existing regional malls, community shopping centers and specialty and mixed-use properties containing an aggregate of 114 million square feet of gross leasable area in 33 states. The Company, together with its affiliated management companies, manages approximately 130 million square feet of gross leasable area in retail and mixed-use properties.

This package was prepared to provide (1) ownership information, (2) certain operational information, and (3) debt information as of March 31, 1997, for the Company and the Operating Partnerships.

Certain statements contained in this Supplemental Package may constitute "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the business and prospects of the Company and the Operating Partnership, including the risks and uncertainties discussed in other periodic filings made by the Company and the Operating Partnership with the Securities and Exchange Commission.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran, Director of Investor Relations-Simon DeBartolo Group, P.O. Box 7033, Indianapolis, IN 46207 (317) 685-7330.

                             SIMON DeBARTOLO GROUP
                         ECONOMIC OWNERSHIP STRUCTURE
                             As of March 31, 1997



SIMON DeBARTOLO GROUP, L.P. (the "Operating Partnership")

Total Common Shares and Units Outstanding = 158,504,460 (1)

  Operational Assets:
  -------------------
     113 Regional Malls
     65 Community Shopping Centers
     3 Specialty Retail Centers
     4 Mixed-Use Properties
     1 Value-Oriented Super-Regional Mall

  Partners:                                              %
  ---------                                             --
     Simon DeBartolo Group, Inc.
       Public Shareholders                           59.2%
       Simon Family                                   2.1%
       DeBartolo Family                               0.0%
       Executive Management                           0.2%
                                                     -----
                                                     61.5%
                                                     -----

     Limited Partners
       Simon Family                                  21.9%
       DeBartolo Family                              14.0%
       Other Limited Partners                         2.5%
       Executive Management                           0.1%
                                                     -----
                                                     38.5%
                                                     -----
                                                    100.0%


Simon DeBartolo Group, Inc. (the "Company")(3)
  61.5% General Partner of Operating Partnership

  Common Shareholders                       Shares(2)       %
  -------------------                       ---------      --

  Public Shareholders                     93,811,261    96.2%
  Simon Family                             3,329,821     3.4%
  DeBartolo Family                            19,832     0.0%
  Executive Management                       373,397     0.4%
                                          ----------   ------
                                          97,534,311   100.0%

Limited Partners ("Limited Partners")
  38.5% Limited Partners of Operating Partnership

  Unitholders                                  Units        %
  -----------                                  -----       --

  Simon Family                            34,584,455    56.7%
  DeBartolo Family                        22,207,888    36.4%
  Executive Management                       153,498     0.3%
  Other Limited Partners                   4,028,209     6.6%
                                          ----------   ------
                                          60,974,050   100.0%


(1) Schedule excludes preferred stock: 4 million shares of Series A issued on 10/27/95 and 8 million shares of Series B issued on 9/27/96.
(2) Comprised of 94,330,311 registered shares and 3,204,000 unregistered shares
   - Simon Family 3,200,000 Class B common and DeBartolo Family 4,000 Class C common.
(3) General partner of Simon DeBartolo Group, L.P. and Simon Property Group,
   L.P.

                             SIMON DeBARTOLO GROUP
                  Changes in Common Stock and Unit Ownership
         For the Period from December 31, 1996 through March 31, 1997



                                                       Operating
                                                      Partnership    Company
                                                         Units    Common Shares
                                                      ----------   ------------


Number Outstanding at December 31, 1996               60,974,050   96,880,415


March 26 Award of Restricted Stock (Stock
Incentive Program)                                             -      507,549


Issuance of Stock to former DRC Employees in
connection with the Merger                                     -       14,688


Issuance of Stock for Employee Stock Option
Exercises                                                      -      131,659



Number Outstanding at March 31, 1997                  60,974,050   97,534,311







         Total Common Shares and Units Outstanding at March 31, 1997:
                                  158,508,361

           SIMON DeBARTOLO GROUP
 Reconciliation of Net Income to Funds From
           Operations ("FFO") (1)
            As of March 31, 1997

   (In thousands, except per share data)

                                                  Three
                                                 Months
                                                  Ended
                                                March 31,
The Operating Partnership                         1997        1996
                                                --------    --------
Income of the Operating Partnership before
Extraordinary Items                              $43,062     $23,832

Plus:  Depreciation and Amortization from
Consolidated Properties                           43,312      24,537

Less:  Minority Interest Portion of
Depreciation and Amortization                      (850)       (690)

Plus:  SDG's Share of Depreciation,
Amortization and Extraordinary Items from
Unconsolidated Affiliates                          8,858       3,032

Less:  Preferred Dividends                       (6,406)     (2,031)

Less: Gain on the Sale of Real Estate               (37)           -

Funds from Operations of the Operating
Partnership                                      $87,939     $48,680
     Percent Increase                              80.6%

Weighted Average Common Shares and Units
Outstanding                                      157,951      95,665

FFO per Share/Unit                                 $0.56       $0.51
     Percent Increase                               9.8%

The Company

FFO Allocable to the Company                     $53,992     $29,727
     Percent Increase                              81.6%

Weighted Average Common Shares Outstanding        96,977      58,382

FFO per Share                                      $0.56       $0.51
     Percent Increase                               9.8%

Distributions per Common Share/Unit              $0.4925 (2)  $0.4925



(1)  FFO amounts were calculated in accordance with the National
    Association of Real Estate Investment Trust's revised definition of FFO. Please see detailed discussion of FFO in the Company's
    December 31, 1996, Form 10-K.

(2) On May 6, 1997, the Company announced a quarterly dividend of $0.5050 per share payable May 23, 1997 to shareholders of record on May 16, 1997. This represents a 2.5% increase over the last quarterly dividend of $0.4925.

        SIMON DeBARTOLO GROUP
    Selected Financial Information
         As of March 31, 1997

   (In thousands, except as noted)

                                           Three
                                          Months
                                           Ended
                                           March
                                            31,
                                                                 %
                                             1997      1996   Change

Financial Highlights(1)

Total Revenues - Consolidated Properties
                                           $242,414  $139,444  73.8%


Total EBITDA of Portfolio Properties       $205,341  $115,741  77.4%

EBITDA After Minority Interest             $163,843   $91,216  79.6%

Net Income Available to Common
Shareholders Before Extraordinary
Items                                       $22,484   $13,251  69.7%
Net Income Available to Common
Shareholders per Share Before
Extraordinary Items                           $0.23     $0.23   0.0%

Funds from Operations of the Operating
Partnership                                 $87,939   $48,680  80.6%
Funds from Operations Allocable to the
Company                                     $53,992   $29,727  81.6%

Funds from Operations per Common Share        $0.56     $0.51   9.8%

Common Stock Distributions Declared, per
Common Share                                $0.4925   $0.4925      -


Operational Statistics(2)

Occupancy at End of Period:
     Regional Malls (3)                        84.3%      83.5%    0.8%
     Community Shopping Centers (4)            91.7%     91.8%   -0.1%

Average Base Rent per Square Foot:
     Regional Malls (3)                       $20.84    $19.95    4.5%
     Community Shopping Centers (4)            $7.72     $7.37    4.7%

Total Tenant Sales Volume, in millions:
(5)
     Regional Malls (6)                     $  1,429   $ 1,377    3.8%
     Community Shopping Centers (4)         $    311   $   319   -2.5%

Number of Properties Open at End of
Period                                          186       122     52.5%

(1)   Not adjusted to give effect to the Merger prior to August 9, 1996.
(2) Based upon the business and properties of Simon Property Group and DRC on a combined basis to give effect to the Merger for all periods reported.
(3)   Includes mall and freestanding stores.
(4)   Includes all Owned GLA.
(5)   Represents only those tenants who report sales.
(6) Based upon the standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores.

         SIMON DeBARTOLO GROUP
    Selected Financial Information
         As of March 31, 1997

    (In thousands, except as noted)


                                                 March 31,    March 31,
Equity Information (1)                             1997          1996
                                               ------------   ------------
Units Outstanding at End of Period                   60,974         37,283
Common Shares Outstanding at End of
Period                                               97,534         58,560
                                               ------------   ------------
Total Common Shares and Units
Outstanding at End of Period                        158,508         95,843
                                               ============   ============
Weighted Average Units Outstanding for
the Period                                           60,974        37,283
Weighted Average Common Shares
Outstanding for the Period                           96,977        58,382
                                               ------------   ------------
     Weighted Average Common Shares and
       Units Outstanding for the Period             157,951        95,665
                                               ============   ============

                                                 March 31,   December 31,
Selected Balance Sheet Information                 1997         1996
                                               ------------   ------------
Total Assets                                     $5,908,896     $5,895,910

Consolidated Debt                                $3,746,992     $3,681,984

Joint Venture Debt                               $1,175,010     $1,121,804

SDG Share of Joint Venture Debt                  $  464,677      $ 448,218


Debt-to-Market Capitalization

Common Stock Price at End of Period              $    30.25       $  31.00

Equity Market Capitalization (2)                 $5,094,760     $5,193,488

Total Capitalization - Consolidated
Debt Only                                        $8,841,752    $8,875,472

Debt-to-Market Capitalization -
Consolidated Only                                     42.4%         41.5%

Total Capitalization - Including SDG
Share of JV Debt (millions)                      $9,306,429    $9,323,690

Debt-to-Market Capitalization -
Including SDG Share of JV Debt                        45.3%         44.3%


(1)  Not adjusted to give effect to the Merger prior to August 9, 1996.
(2)  Market value of Common Stock and Units plus book value of Preferred Stock.

                             SIMON DeBARTOLO GROUP
                     Portfolio GLA, Occupancy & Rent Data
                             As of March 31, 1997

                                                                   Avg. Annual
                                                        % of Owned Base Rnt Per
                                    Total      % of     GLA Which  Lsd Sq. Ft.
Type of Property     GLA-Sq. Ft.  Owned GLA  Owned GLA  is Leased   Owned GLA

Regional Malls

-Anchor               59,676,818   19,624,393    29.1%     98.6%       $3.20

-Mall Store           32,387,193   32,387,193    48.0%     84.1%       21.22
-Freestanding          1,649,775      820,956     1.2%     90.7%        7.14
     Subtotal         34,036,968   33,208,149    49.2%     84.3%      $20.84


Regional Mall Total   93,713,786   52,832,542    78.3%     89.6%      $13.48

Community Shopping Centers

-Anchor               10,914,406    6,692,740     9.9%     93.1%       $6.26
-Mall Store            3,597,791    3,516,701     5.2%     88.4%       10.69
-Freestanding            787,223      292,584     0.4%     98.6%        7.34

Community Ctr. Total  15,299,420   10,502,025    15.5%     91.7%       $7.72

Office Portion of
Mixed-Use Props        2,002,498    2,002,498     3.0%     94.3%      $18.96

Mills-type Properties
and Other              2,722,322    2,189,537     3.2%


GRAND TOTAL          113,738,026   67,526,602   100.0%

                               Occupancy History
                                                   Community
         As of            Regional Malls(1)   Shopping Centers(2)
            3/31/97              84.3%                 91.7%
            3/31/96              83.5%                 91.8%

          12/31/96               84.7%                 91.6%
          12/31/95(3)            85.5%                 93.6%
          12/31/94(3)            85.6%                 93.9%
          12/31/93(3)            85.9%                   (4)

(1) Includes mall and freestanding stores.
(2) Includes all Owned GLA.
(3) On a pro forma combined basis giving effect to the Merger with DRC for periods presented.
(4) Information not available as community shopping center statistics for the properties formerly owned by DRC were not calculated prior to 1994.

                             SIMON DeBARTOLO GROUP
                               Rent Information
                             As of March 31, 1997



Average Base Rent


              Mall/Freestanding     %          Community         %
As of         Stores@Reg'l Malls  Change     Shopping Ctrs     Change
  3/31/97           $20.84          4.5%           $7.72         4.7%
  3/31/96            19.95          -               7.37         -

 12/31/96            20.68          7.8             7.65         4.9
12/31/95(1)          19.18          4.4             7.29         2.4
12/31/94(1)          18.37          3.8             7.12         N/A
12/31/93(1)          17.70          5.0              N/A         N/A

Rental Rates


Base Rent (2)
Store Opngs      Store ClsngsAmount of Change
Year              for Period    for Period       Dollar      Percentage

Regional Malls:
1997 (YTD)          $23.69        $20.34           $3.35          16.5%
1996                 23.59         18.73            4.86          25.9


Community Shopping Centers:
1997 (YTD)           $8.97         $8.95           $0.02           0.2%
1996                  8.18          6.16            2.02          32.8


(1) On a pro forma combined basis giving effect to the Merger with DRC for periods presented.
(2) Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.

                             SIMON DeBARTOLO GROUP
                             Lease Expirations(1)
                             As of March 31, 1997

                                                            Average
                     Number of         Square            Base Rent per
      Year        Leases Expiring       Feet              Square Foot
                                                           at 3/31/97
Regional Malls - Mall & Freestanding Stores

    97 4/1 12/31              535       1,053,594                 20.81
1998                        1,052       2,073,991                 22.96
1999                        1,049       2,336,169                 21.50
2000                        1,024       2,282,188                 22.94
2001                          948       2,398,352                 20.58
2002                          708       2,172,606                 20.02
2003                          709       1,982,872                 22.55
2004                          690       2,195,472                 22.15
2005                          649       2,253,820                 20.32
2006                          897       2,696,668                 23.30
2007                          445       1,330,979                 23.82
TOTALS                      8,706        22,776,711              $21.91


Regional Malls - Anchor Tenants

    97 4/1-12/31                2           308,212                1.17
1998                           11         1,805,155                1.45
1999                           12         1,620,140                1.74
2000                           11         1,748,754                1.95
2001                           11         1,644,947                2.09
2002                            7           761,206                1.92
2003                            6           697,254                3.61
2004                           13         1,130,439                4.37
2005                            9         1,177,471                2.73
2006                           11         1,284,004                3.69
2007                            3           282,487                3.03
TOTALS                         96        12,460,069 (1)           $2.44

Community Centers - Mall Stores & Freestanding Stores

    97 4/1-12/31               52           138,408                9.27
1998                          177           498,744               10.76
1999                          167           496,667               11.10
2000                          150           506,641               11.12
2001                          113           388,302               10.98
2002                           71           303,297               10.23
2003                           23           140,390               11.14
2004                           23           133,383               11.63
2005                           27           174,708               10.19
2006                           17           138,809                9.28
2007                            7            85,177                8.43
TOTALS                        827         3,004,526              $10.68



Community Centers - Anchor Tenants

    97 4/1-12/31                2            52,373                6.45
1998                            2            63,195                5.48
1999                            8           238,681                4.83
2000                            7           266,438                5.13
2001                           10           442,483                3.62
2002                            7           276,518                6.26
2003                            9           298,498                6.34
2004                            7           183,317                6.49
2005                           11           630,445                5.61
2006                            9           520,910                5.83
2007                            6           429,481                5.70
TOTALS                         78         3,402,339               $5.50


(1)  Does not consider the impact of options that may be contained in leases.

SIMON DeBARTOLO GROUP
Scheduled Debt Amortization and Maturities
As of March 31, 1997
(In thousands)

                   Scheduled    Scheduled
     Year        Amortization   Maturities      Total

 Consolidated
  Properties

   Mortgage
 Indebtedness

     1997              12,818        30,000        42,818
     1998              18,421       348,880       367,301
     1999              22,411       221,363       243,774
     2000              24,763       383,529       408,292
     2001              22,631       634,624       657,255
     2002              19,334       407,334       426,668
     2003              12,090       369,280       381,370
     2004               8,259       160,280       168,539
     2005               7,602        35,944        43,546
     2006               7,253        48,048        55,301
  Thereafter            9,512       245,257       254,769

                     $165,094    $2,884,539    $3,049,633

   Corporate
    Credit
   Facility

     1999                   0       335,000       335,000

Unsecured Debt

     2003                   0       100,000       100,000
     2006                   0       250,000       250,000

Adjustment of
 Indebtedness
      to
   Fair Mkt            12,359             0        12,359
  Value, Net

Total
Consolidated
Debt                 $177,453    $3,569,539    $3,746,992

Joint Ventures

     1997               1,915        12,463        14,378
     1998               2,168       175,000       177,168
     1999               2,357       124,736       127,093
     2000               2,357        77,683        80,040
     2001               4,651        69,502        74,153
     2002               3,789        68,199        71,988
     2003               2,778       172,444       175,222
     2004               2,986       160,000       162,986
     2005                 263       160,471       160,734
     2006                   0       131,249       131,249
  Thereafter                0             0             0

Total Joint
Venture Debt          $23,264   $1,151,746   $1,175,010

                             SIMON DeBARTOLO GROUP
                       Summary of Mortgage Indebtedness
                             As of  March 31, 1997
                                (In thousands)



                               Principal       SDG's
                                Balance       Share of       Weighted Average
                                3/31/97     Loan Balance       Interest Rate


 Consolidated Fixed          2,390,974        2,338,884                 7.73%
          Rate Debt
Unsecured Fixed                350,000          350,000                 6.84%
 Rate Debt


Adjustment of
Indebtedness
 to Fair Market                 12,694           12,694                   N/A
Value &
 Other, Net - Fixed
          Rate Debt
Subtotal                     2,753,668        2,701,578                 7.58%

Consolidated
Variable                       658,659          601,017                 6.36%
          Rate Debt
Corporate Credit
Facility                       335,000          335,000                 6.37%
 Variable Rate Debt

Adjustment of
Indebtedness
     to Fair Market
   Value & Other,
Net -                             (335)            (335)                   N/A
 Variable Rate Debt
Subtotal                       993,324          935,682                 6.37%

Mortgage and Other
      Notes Payable
Consolidated
     Balance Sheets          3,746,992        3,637,260                 7.27%

Joint Venture
    Fixed Rate Debt            614,934          254,109                 7.67%
Joint Venture
 Variable Rate Debt            560,076          210,568                 6.35%


Mortgage and Other
 Notes Payable
Partnerships                 1,175,010          464,677                 7.07%
 and Joint Ventures

SIMON DeBARTOLO GROUP
Summary of Mortgage Indebtedness By Maturity
As of  March 31, 1997
(In thousands)

                                                    Principal      SDG's        Weighted Average
        Property               Maturity   Interest   Balance      Share of       Interest Rate
           Name                  Date       Rate     3/31/97    Loan Balance        by Year


Consolidated
Properties
Fixed
Rate Debt :

           Subtotal 1997                                     0              0

      White Oaks Mall           03/01/98      7.70%     16,500          9,062
      Ross Park Mall            08/15/98      6.14%     60,000         60,000
           Subtotal 1998                                76,500         69,062                6.34%


      West Ridge Mall           06/01/99      8.00%     47,920         47,920
      Ingram Park Mall          11/01/99      9.63%      6,907          6,907
      Ingram Park Mall          12/01/99      8.10%     49,060         49,060
      Barton Creek Square       12/30/99      8.10%     63,429         63,429
      La Plaza Mall             12/30/99      8.25%     50,399         50,399
           Subtotal 1999                               217,715        217,715                8.16%

      Windsor Park Mall         06/01/00      8.00%      6,009          6,009
      Trolley Square            07/23/00      5.81%     19,000         17,100
      North East Mall           09/01/00     10.00%     22,384         22,384
      Bloomingdale Court        12/01/00      8.75%     29,009         29,009
      Forest Plaza              12/01/00      8.75%     16,904         16,904
      Fox River Plaza           12/01/00      8.75%     12,654         12,654
      Lake View Plaza           12/01/00      8.75%     22,169         22,169
      Lincoln Crossing          12/01/00      8.75%        997            997
      Matteson Plaza            12/01/00      8.75%     11,159         11,159
      Regency Plaza             12/01/00      8.75%      1,878          1,878
      St. Charles Towne Pl      12/01/00      8.75%     30,887         30,887
      West Ridge Plaza          12/01/00      8.75%      4,612          4,612
      White Oaks Plaza          12/01/00      8.75%     12,345         12,345
           Subtotal 2000                               190,007        188,107                8.61%

      Biltmore Square           01/01/01      7.15%     28,070         28,070
      Chesapeake Square         01/01/01      7.28%     50,358         50,358
      Port Charlotte            01/01/01      7.28%     46,430         46,430
      Great Lakes Mall          03/15/01      6.74%     53,960         53,960
      Great Lakes Mall          03/15/01      7.07%      8,692          8,692
      Securitized Debt Fin      03/01/01      8.12%    366,107        366,107
     (1)
           Subtotal 2001                               553,617        553,617                7.77%

      Columbia Shopping Ct      03/15/02      7.62%     43,247         43,247
      Lima Mall                 03/01/02      7.12%     19,352         19,352
      Northgate Mall            03/15/02      7.62%     80,755         80,755
      Tacoma Mall               03/15/02      7.62%     94,486         94,486
      Crossroads Mall           07/31/02      7.75%     41,440         41,440
      North Riverside Park      09/01/02      9.38%      4,097          4,097
      North Riverside Park      09/01/02     10.00%      3,668          3,668
      Hutchinson Mall           10/01/02      8.44%     11,523         11,523
           Subtotal 2002                               298,568        298,568                7.69%

      Battlefield Mall          06/01/03      7.50%     50,484         50,484
      South Park Mall           06/15/03      7.25%     24,748         24,748
      Anderson Mall             12/15/03      6.74%     19,000         19,000
      Forest Mall               12/15/03      6.74%     12,800         12,800
      Forest Village Park       12/15/03      6.16%     20,600         20,600
      Golden Ring Mall          12/15/03      6.74%     29,750         29,750
      Longview Mall             12/15/03      6.16%     22,100         22,100
      Markland Mall             12/15/03      6.74%     10,000         10,000
      Midland Park Mall         12/15/03      6.31%     22,500         22,500
      Miller Hill Mall          12/15/03      6.74%     34,500         34,500
      Muncie Mall               12/15/03      6.99%     20,000         20,000
      Muncie Mall               12/15/03      6.74%     24,000         24,000
      North Towne Square        12/15/03      6.31%     23,500         23,500
      Towne West Square         12/15/03      6.16%     40,250         40,250
      Miami International       12/21/03      6.91%     47,380         28,428
           Subtotal 2003                               401,612        382,660                6.72%

      Cielo Vista Mall          07/01/04      8.13%      2,323          2,323
      College Mall              07/01/04      7.00%     43,298         43,298
      Greenwood Park Mall       07/01/04      7.00%     36,264         36,264
      Tippecanoe Mall           07/01/04      8.45%     47,398         47,398
      Towne East Square         07/01/04      7.00%     57,245         57,245
           Subtotal 2004                               186,528        186,528                7.38%

      Melbourne Square          02/01/05      7.42%     40,115         40,115
           Subtotal 2005                                40,115         40,115                7.42%

      Treasure Coast Square     01/01/06      7.42%     54,414         54,414
      Paddock Mall              10/01/06      8.25%     30,606         30,606
      Gulf View Square          10/01/06      8.25%     38,482         38,482
           Subtotal 2006                               123,502        123,502                7.88%

      Cielo Vista Mall          05/01/07      9.25%     56,633         56,633
      McCain Mall               05/01/07      9.25%     26,240         26,240
      Valle Vista Mall          05/01/07      9.25%     34,752         34,752
      University Park Mall      10/01/07      7.43%     59,500         35,700
           Subtotal 2007                               177,125        153,325                8.83%

           Subtotal 2008-2010                              0              0

      Randall Park              01/01/11      9.25%     33,975         33,975
           Subtotal 2011                                33,975         33,975                9.25%

      Windsor Park Mall         05/01/12      8.00%      8,912          8,912
           Subtotal 2012                                 8,912          8,912                8.00%

      O'Hare International      12/31/13      7.50%     27,438         27,438
           Subtotal 2013                                27,438         27,438                7.50%

           Subtotal 2014                                     0              0

      Terrace @ Florida Mall    05/15/15      8.44%      4,688          4,688
      Chesapeake Center         05/15/15      8.44%      6,563          6,563
      Grove @ Lakeland Sq       05/15/15      8.44%      3,750          3,750
           Subtotal 2015                                15,001         15,001                8.44%

           Subtotal 2016-2025                                0              0

      Sunland Park Mall         01/01/26      8.63%     40,359         40,359
           Subtotal 2026                                40,359         40,359                8.63%

           Total Consolidated                        2,390,974      2,338,884                7.73%
              Fixed Rate Debt

Consolidated
Properties
Variable
Rate Debt :

      Eastland Mall             11/01/97      6.94%     30,000         30,000
           Subtotal 1997                                30,000         30,000                6.94%

      Lincolnwood Town Ctr      01/31/98      6.69%     63,000         63,000
      East Towne Mall           09/29/98      6.56%     55,000         55,000
      Eastgate Consumer         12/31/98      6.94%     22,929         22,929
      Riverway                  12/31/98      6.38%     85,571         85,571
      Riverway                  12/31/98      6.38%     45,879         45,879
           Subtotal 1998                               272,379        272,379                6.53%

           Subtotal 1999                                     0              0

      Jefferson Valley Mall     01/12/00      5.99%     50,000         50,000
   (2)The Forum Shops           02/23/00      6.44%     90,500         54,300
   (2)The Forum Shops           02/23/00      6.44%      9,500          5,225
   (2)The Forum Shops           02/23/00      7.25%     36,340         19,987
      Trolley Square            07/23/00      6.94%      4,641          4,177
      Trolley Square            07/23/00      6.94%      3,500          3,150
           Subtotal 2000                               194,481        136,839                6.42%

      Crystal River             01/01/01      6.75%     16,000         16,000
   (1)Securitized Debt Fin      03/01/01      5.31%     87,200         87,200
      Mainland Peripheral       12/31/01      6.75%      1,290          1,290
           Subtotal 2001                               104,490        104,490                5.55%

      Highland Lakes Plaza      03/01/02      6.25%     14,377         14,377
      Mall of the Mainland      03/31/02      6.75%     40,706         40,706
      Mainland Crossing         03/31/02      6.25%      2,226          2,226
           Subtotal 2002                                57,309         57,309                5.04%

           Total Consolidated                          658,659        601,017                6.36%
           Variable Rate Debt

           Total Consolidated                        3,049,633      2,939,901                7.45%
                   Properties


Joint Venture Properties
Fixed Rate Debt :

      Aventura Mall             05/01/97      7.00%      2,500            833
      Century III Mall          12/01/97      7.00%        376            188
           Subtotal 1997                                 2,876          1,021                7.00%

           Subtotal 1998-1999                                0              0

      Northfield Square         04/01/00      9.50%     25,190         25,190
      Coral Square              12/01/00      7.40%     53,300         26,650
           Subtotal 2000                                78,490         51,840                8.42%

           Subtotal 2001                                     0              0

      Palm Beach Mall           12/15/02      8.21%     51,981         25,991
           Subtotal 2002                                51,981         25,991                8.21%

      The Avenues               05/15/03      8.36%     58,878         14,719
      Century III Mall          07/01/03      6.78%     66,000         33,000
      Lakeland Square           12/22/03      7.26%     53,300         26,650
           Subtotal 2003                               178,178         74,369                7.26%

           Subtotal 2004                                     0              0

      Cobblestone Court         11/30/05      7.22%      6,180          2,163
      Crystal Court             11/30/05      7.22%      3,570          1,250
      Fairfax Court             11/30/05      7.22%     10,320          2,709
      Gaitway Plaza             11/30/05      7.22%      7,350          1,715
      Ridgewood Court           11/30/05      7.22%      7,980          2,793
      Royal Eagle Plaza         11/30/05      7.22%      7,920          2,772
      The Plaza at Buckland     11/30/05      7.22%     17,680          6,188
      The Yards Plaza           11/30/05      7.22%      8,270          2,895
      Village Park Plaza        11/30/05      7.22%      8,960          3,136
      West Town Corners         11/30/05      7.22%     10,330          2,411
      Westland Park Plaza       11/30/05      7.22%      4,950          1,155
      Willow Knolls Court       11/30/05      7.22%      6,490          2,272
      Seminole Towne Center     12/27/05      6.88%     70,500         31,725
           Subtotal 2005                               170,500         63,183                7.05%

      Great Northeast Plaza     06/01/06      9.04%     17,909          8,955
      Smith Haven Mall          06/01/06      7.86%    115,000         28,750
           Subtotal 2006                               132,909         37,705                8.14%

           Subtotal 2007-2016                                0              0

          Total Joint Venture
              Fixed Rate Debt                          614,934        254,109                7.67%


Joint Venture
Properties Variable
Rate Debt:

      Aventura Mall             03/01/97      9.25%      3,563          1,188
      Aventura Mall             05/01/97      9.50%      6,700          2,233
           Subtotal 1997                                10,263          3,421                9.41%

      Aventura Mall             08/08/98      5.65%     99,700         33,233
      Florida Mall              12/01/98      5.50%     75,000         37,500
           Subtotal 1998                               174,700         70,733                5.57%

      Stratosphere (3)          03/13/99      7.38%     15,755          7,877
      Indian River Mall         03/29/99      6.98%     40,467         20,234
      Ontario Mills (3)         05/07/99      7.02%    100,000         25,000
      Lakeline Mall             05/16/99      5.75%     68,515         34,257
           Subtotal 1999                               224,737         87,368                6.55%

           Subtotal 2000                                     0              0

      The Source                07/16/01      7.19%     69,502         34,751
           Subtotal 2001                                69,502         34,751                7.19%

      Arizona Mills             02/01/02      6.83%     20,875          5,493
           Subtotal 2002                                20,875          5,493

           Subtotal 2003                                     0              0

      Circle Centre             01/31/04      5.94%     60,000          8,802
           Subtotal 2004                                60,000          8,802                5.94%


          Total Joint Venture                          560,076         210,568                 6.35%
           Variable Rate Debt

          Total Joint Venture                        1,175,010         464,677                 7.07%
                   Properties

      Total Mortgage Debt                            4,224,643       3,404,578                 7.40%

Unsecured
Debt Fixed
Rate Debt :
      SDG, LP (PATS)            11/15/03       6.75%    100,000        100,000
           Subtotal 2003                                100,000        100,000                6.75%

      SDG, LP (Bonds)           11/15/06       6.88%    250,000        250,000
           Subtotal 2006                                250,000        250,000                6.88%

        Total Unsecured Fixed                           350,000        350,000                6.84%
                    Rate Debt


Corporate Credit
Facility Variable
Rate Debt :
      SDG, LP                   09/27/99       6.37%    335,000        335,000
           Subtotal 1999                                335,000        335,000                6.37%

           Total                                        335,000         335,000                6.37%
       Corporate Credit Variable
       Rate Debt

     (1)  Secured by 17 centers previously owned by DRC.
     (2)  These loans were retired May 1997.
     (3)  Two one-year options exist to extend maturity.

       17-22

SIMON DeBARTOLO GROUP
Summary of Variable Rate Debt and Interest Rate Protection Agreements
As of March 31, 1997
(In thousands)
                                           Principal      SDG          SDG       Interest                           Terms of
         Property               Maturity    Balance    Ownership    Share of       Rate          Terms of      Interest Rate
                                                                                                                Protection
           Name                   Date      3/31/97        %      Loan Balance   3/31/97      Variable Rate      Agreement
---------------------------   ----------- ----------- ----------- ------------ ----------- ------------------- -----------------

   Consolidated Properties:

Eastland Mall                    11/01/97       30,000      100.0%       30,000    6.94%    LIBOR+1.50%
Lincolnwood Town Ctr             01/31/98       63,000      100.0%       63,000    6.69%    LIBOR+1.25%
East Towne Mall                  09/29/98       55,000      100.0%       55,000    6.56%    LIBOR+1.125%
Eastgate Consumer                12/31/98       22,929      100.0%       22,929    6.94%    LIBOR + 1.50%     LIBOR capped at 5.0%
                                                                                                             through maturity
Riverway                         12/31/98       85,571      100.0%       85,571    6.38%    LIBOR + 1.375%    LIBOR capped at 5.0%
                                                                                                              through maturity
Riverway                         12/31/98       45,879      100.0%       45,879    6.38%    LIBOR + 1.375%    LIBOR capped at 5.0%
                                                                                                              through maturity


Jefferson Valley Mall            01/12/00       50,000      100.0%       50,000    5.99%    LIBOR + .55%
                                                                                            LIBOR capped at 8.7%
                                                                                            through maturity
The Forum Shops                  02/23/00      100,000       59.5%       59,525    6.44%    LIBOR+1.00%
The Forum Shops                  02/23/00       36,340       55.0%       19,987    7.25%    LIBOR + 1.8125
Trolley Square                   07/23/00        4,641       90.0%        4,177    6.94%    LIBOR+1.50%
Trolley Square                   07/23/00        3,500       90.0%        3,150    6.94%    LIBOR+1.50%
Crystal River                    01/01/01       16,000      100.0%       16,000    6.75%    LIBOR + 2.00%        See Footnote 2
Securitized Debt Fin             03/01/01       87,200      100.0%       87,200    5.31%    LIBOR + .56%         See Footnote 2
Mainland Peripheral              12/31/01        1,290      100.0%        1,290    6.75%    LIBOR + 2.00%        See Footnote 2
Mall of the Mainland             03/31/02       40,706      100.0%       40,706    6.75%    LIBOR + 2.00%        See Footnote 2
Highland Lakes Plaza             03/31/02       14,377      100.0%       14,377    6.25%    LIBOR + 1.50%        See Footnote 2
Mainland Crossing                03/31/02        2,226      100.0%        2,226    6.25%    LIBOR + 1.50%        See Footnote 2


                                           -----------             ------------
Total Consolidated Properties                  658,659                  601,017
                                           ===========             ============

 Corporate Credit Facility:
SPG, LP                          09/27/99      335,000                  335,000    6.37%    LIBOR + .90%  (3) On March 13, 1996, the
                                                                                                              Operating Partnership
                                                                                                              entered into a two-
                                                                                                              year
                                                                                                              cap agreement in the
                                                                                                              amount of $100
                                                                                                              million.
                                                                                                              The Operating
                                                                                                              Partnership may elect
                                                                                                              to use this cap on any
                                                                                                              wholly owned variable-
                                                                                                              interest debt.
                                                                                                              LIBOR is initially
                                                                                                              capped at 7.5%
                                                                                                              through maturity,
                                                                                                              however, if LIBOR
                                                                                                              should equal or exceed
                                                                                                              8.75% between monthly
                                                                                                              reset dates, then
                                                                                                              LIBOR would be capped
                                                                                                              at 8.5% for
                                                                                                              that period only.

Adjustment of Debt to Fair
Market Value                                     (335)                    (335)
                                          -----------             ------------
Total Consolidated Variable-
Rate Debt                                 $   993,324              $   935,682
                                          ===========              ===========


  Joint Venture Properties:

Aventura Mall                   03/01/97        3,563       33.3%        1,188    9.25%    Prime Rate           (1)
Aventura Mall                   05/01/97        6,700       33.3%        2,233    9.50%    Prime + 1.25%

Aventura Mall                   08/08/98       99,700       33.3%       33,233    5.65%    Bank of Tokyo CD rate +.90%
                                                                                           See Footnote 2
Florida Mall                    12/01/98       75,000       50.0%       37,500    5.50%    30-day Commercial paper rate
                                                                                           + 0.75% See Footnote 2
Stratosphere                     3/13/99 (4)   15,755       50.0%        7,877    7.38%    LIBOR+2.00%  (1)
Indian River Mall               03/29/99       40,467       50.0%       20,234    6.98%    LIBOR+1.25%
Ontario Mills                   05/07/99 (4)  100,000       25.0%       25,000    7.02%    LIBOR +2.75% (1) LIBOR is swapped
                                                                                           at 6.37% on the first $50,000 only.
Lakeline Mall                   05/16/99       68,515       50.0%       34,257    5.75%    LIBOR+.375%
The Source                      07/16/01       69,502       50.0%       34,751    7.19%    LIBOR + 1.7%
Arizona Mills                   02/01/02       20,875       26.3%        5,493    6.83%    LIBOR + 1.3% LIBOR is capped at 9.5%.
Circle Centre                   01/31/04       60,000       14.7%        8,802    5.94%    LIBOR + .44% LIBOR is capped at 8.81%.
                                          -----------             ------------
Total Joint Venture                           560,077                  210,568
Properties                                ===========             ============

Total Variable Mortgage and
Other Indebtedness                          1,553,400                1,146,250
                                          ===========             ============

Footnotes:
(1) Rate can be reduced based upon project performance.
(2) There exists a swap with the following terms: LIBOR fixed at 4.75% on approximately $217.2 million of debt through April 1997; LIBOR fixed at 5.71% on $87.2 million of debt from May 1997 through April 2001.
    These swaps have a maximum protection on LIBOR of 8.44%. To obtain the swap, the Company "assigned" existing interest rate caps (all expiring in April 1997) to an unrelated third party. An interest rate cap was also purchased which limits LIBOR to 8.44% on $87.2 million of debt from May 1996 through March 2001 in order to provide protection in the event LIBOR exceeds 8.44%.
(3) On April 14, 1997, the interest rate was reduced to LIBOR plus 75 basis points.
(4) Two one-year options exist to extend maturity.
(5) The following table summarizes variable rate debt as follows:


                                    Total      SDG Share
                                 ------------  -----------
Swapped debt                          267,247      229,747
Capped debt "in the money"
                                      154,379      154,379
Other hedged variable rate debt       230,875      164,295
Unhedged variable rate debt           900,899      597,829
                                 ------------  -----------
                                 $  1,553,400  $ 1,146,250
                                 ============  ===========

SIMON DeBARTOLO GROUP
New Development Activities
As of March 31, 1997
                                                                     Non-Anchor
                                   SDG        Actual/     Projected  Sq. Footage
            Mall/               Ownership    Projected       Cost      Leased/         GLA
          Location             Percentage     Opening        (in      Committed    (sq. ft.)
                                                          millions)      (1)

  Projects Under Construction


The Source ValuPlexa               50%          9/97         $153        91%          730,000
Long Island, NY

       Anchors/Major Tenants:  Fortunoff, Nordstrom Rack, Off 5th-Saks
                                       Fifth Avenue Outlet, Cheesecake
                                    Factory, Rainforest Cafe, Just for
                                    Feet, Bertolini's, Loehmann's, Old
                                                                 Navy,
                                   Virgin Megastore, Circuit
                                        City, Brooklyn Diner


Arizona Mills                      26%         11/97         $188        77%        1,230,000
Tempe, Arizona                                                          (as of
                                                                      5/20/97)

       Anchors/Major Tenants:       Oshmans Supersport, Off 5th-Saks
                                Fifth Avenue Outlet, Burlington Coat
                                Factory, Harkins Theater, Rainforest
                                         Cafe, GameWorks, Hi Health,
                                  JCPenney
                                   Outlet,
                                 Group USA


Grapevine Mills                    38%         10/97         $203        70%        1,480,000
Grapevine, TX                                                           (as of
                                                                      5/15/97)
(Dallas/Ft. Worth)

       Anchors/Major Tenants:         Books-A-Million, Burlington Coat
                                    Factory, Off 5th-Saks Fifth Avenue
                                                               Outlet,
                                Group USA, Rainforest Cafe, Bed Bath
                                             & Beyond, AMC Theatres,
                                         GameWorks, American
                                Wilderness, Sports Authority


Muncie Plaza                      100%      Spring 1998      $14       74% (2)        195,500
Muncie, IN

       Anchors/Major Tenants:      Kohl's, TJMaxx,
                                   OfficeMax, Shoe
                                          Carnival


Shops at Sunset Place              75%          9/98         $143        81%          500,000
South Miami, FL

       Anchors/Major Tenants:     AMC 24 Theatre, NIKETOWN, Barnes &
                                         Noble, IMAX Theatre, Virgin
                                  Megastore, Z Gallerie, Twin Palms,
                                                           GameWorks


   Projects Under Development

Lakeline Plaza                     50%          4/98         $39         (3)          391,000
Austin, TX

       Anchors/Major Tenants:      OfficeMax, Toys "R" Us, Linens 'N
                               Things, TJ Maxx, Old Navy, Party City

(1)  As of April 25, 1997.
(2)  Community Center leased/committed percentage includes owned anchor GLA.
(3)  Leasing still in preliminary stage.

SIMON DeBARTOLO GROUP
Renovation/ Expansion Activities
As of March 31, 1997
                                                                                                     Total
                                      SDG                         Projected                      Existing
            Mall/                  Ownership    Anticipated         Cost            Year           GLA
          Location                Percentage     Completion     (in millions)       Built        (sq. ft.)

  Projects Under Construction

   The Forum Shops at Caesars       55%             8/97             $89            1992             242,000
Las Vegas, NV
(Expansion)

       Scope of Construction:        Addition of 235,000 sq. ft.
                                (including mezzanine), 97% leased and
                                  committed; tenants include Virgin
                                   Records, FAO Schwarz, Cheesecake
                                   Factory and
                                      NIKETOWN


Aventura Mall                        33.3%         12/97             $91            1983             987,000
Miami, FL
(Expansion)

       Scope of Construction:        Additions of 252,000 sq. ft.
                                  Bloomingdale's, 255,000 sq. ft. of
                                             small shops,
                                  77,948 sq. ft. AMC Theatre with 24
                                   screens, new parking deck, Sears
                                  37,000 sq. ft. expansion, Lord and
                                   Taylor 28,000 sq. ft. expansion,
                                  JCPenney 60,000 sq. ft. expansion,
                                 and Macy's 45,000 sq. ft. expansion


The Florida Mall                      50%       Winter 1998          $79            1986          1,120,000
Orlando, FL
(Expansion)

       Scope of Construction:    Addition of 200,000 sq. ft. Burdines
                                  and 180,000 sq. ft. of shops with
                                       expansions to Sears, JCPenney,
                                               Dillard's, and Gayfers


   Projects Under Development

North East Mall                      100%           1999            $150            1971          1,142,000
Hurst, TX
(Renovation/Expansion)

       Scope of Construction:    Additions of second level consisting
                                  of 185,000 sq. ft. of small shops,
                                  160,000 sq. ft. Nordstrom and one
                                     additional department store,
                                expansions of Dillard's and JCPenney,
                                       renovations of Sears and
                                    Montgomery
                                          Ward


Mission Viejo Mall                   100%            1999            $100            1979              817,000
Mission Viejo, CA
(Renovation/Expansion)

       Scope of Construction:        Additions of 180,000 sq. ft.
                                 Nordstrom, 130,000 sq. ft. of small
                                                shops,
                                   renovation with new food court,
                                   Macy's 60,000 sq. ft. expansion

                             SIMON DeBARTOLO GROUP
                     Other Renovation/Expansion Activities
               Projects Under Construction as of March 31, 1997

               Anticipated
Name/Location   Completion         Scope of Construction
-------------   ----------   --------------------------------

Lafayette Square   7/97     Remodel with new food court; new Waccamaw;
Indianapolis, IN            L.S. Ayres expansion


Orange Park Mall   8/97     24 screen theatre addition
Jacksonville, FL


Tippecanoe Plaza   8/97     New Service Merchandise and Barnes & Noble
Lafayette, IN


Alton Square      10/97     New Sears; renovation
Alton, IL


Chautauqua Mall   11/97     Remodel/new foodcourt; Woolworth recapture;
Jamestown, NY               new JCPenney and Bon-Ton


Knoxville Center  11/97     Renovation of "O" section and expansion of (East
Towne Mall)                 existing cinema
Knoxville, TN


Northgate Mall    11/97     Renovation with new food court
Seattle, WA


Richmond Square   11/97     New Dillard's and OfficeMax; food cluster
Richmond, IN                and renovation


Southern Park Mall11/97     Remodel with new food court; GLA expansion;
Youngstown,                 new cinema


West Town Mall     3/98     New cinema; new parking deck
Knoxville, TN

(1) Total anticipated cost of the above projects is $122 million; SDG's share is $116 million.

                             SIMON DeBARTOLO GROUP
                             Capital Expenditures
                   For the Three Months Ended March 31, 1997


                                 (In millions)


                                         Joint Venture Properties
                           Consolidated                 SDG's
                            Properties        Total     Share


New Developments                $20.7          $90.2     $35.4

Renovations and Expansions       23.2            1.2       0.6

Tenant Allowances-Retail          7.2            0.4       0.1

Tenant Allowances-Office           .4            -         -

Capital Expenditures
   Recovered from Tenants          .3            -         -

Other (1)                          .7           .1         -


Totals                          $52.5          $91.9     $36.1


 (1) Primarily represents capital expenditures not recovered from tenants.

                             SIMON DeBARTOLO GROUP
                       Gains on Sales of Peripheral Land
                             As of March 31, 1997


                                 (In millions)



                                         Three Months Ended
                                             March 31,
                                         1997         1996(1)

Consolidated Properties                   -               $0.3

SDG's Share of Joint Venture Properties  $0.2              0.8


Totals                                   $0.2             $1.1



(1)  Not adjusted to give effect to the Merger prior to August 9, 1996.

                             SIMON DeBARTOLO GROUP
                              Teleconference Text
                                  May 7, 1997


David Simon

Today's call will provide an overview of financial and operational results, an update on project openings, a status update on our very active development pipeline, and an overview of our financing activities.

First of all, we are pleased with our financial results for the first quarter. The Company's share of FFO for the quarter was $54 million, an increase of 81.8% over 1996. The increase on a per share basis was 9.8%, to $0.56 per share from $0.51 in 1996.

Operational statistics are reported on a combined basis for the Simon and DeBartolo portfolios for both reported periods. Mall occupancy at March 31 was 84.3, up .8% from a year ago. Major factors influencing this occupancy increase include our continued aggressive leasing efforts, particularly as we gain more knowledge of the DeBartolo properties, and a relative lack of bankruptcies during the first quarter of 1997. The amount of square footage lost to bankruptcies was significantly lower than during the first quarter of 1996.

Our expectations for 1997 include a continued high level of productivity in leasing. We anticipate benefits in several properties from our significant redevelopment activities. Leasing activity is on track for 1997 to achieve budgeted levels if the number of tenant bankruptcies and restructurings remain modest. At year-end 1997 we anticipate occupancy being above 1996 levels. From a macro point of view, we believe that the retail outlook is more stable than it has been the last couple of years.

Our average base rent in the regional malls was $20.84, up 4.5% from $19.95 one year ago. The initial base rent of new leases signed during the quarter was $23.69, an increase of $3.35 or 16.5%, over tenants who closed or whose leases expired. Given the fact that this is the least active quarter of the year and that we executed three leases on unusually large spaces that negatively skewed the new leases signed number, we expect this statistic to return to traditional levels by year-end.

We're  very  pleased with the sales volume in our regional malls.  We  were  up
3.8%, from $1.377 billion to 1.429 billion in the first quarter. On a per square foot basis, we experienced a 4% comparable store increase. We continue to see above-industry sales growth, consistent with our 1996 year-end trend. We believe that this is a function of our redevelopment efforts and our aggressive leasing focus on better performing and more productive small shop tenants. Renovation and expansion projects completed in 1996 are experiencing double digit sales growth including: Bay Park Square, Bergen Mall, Chautauqua Mall, Summit Mall and Lafayette Square.

We are generally pleased with the results of the quarter which were in line with our budget for 1997, and we remain on target to reach 1997 expectations.

I will briefly discuss our project openings, then I'll turn the discussion over to Rick to review our very active redevelopment program. Indian River Commons, a 265,000 square foot community center constructed adjacent to our Indian River Mall, opened during the first quarter. The mall is performing well and the opening of our community center will enhance this retail complex, located in a rapidly-growing area. In March we also opened a 24-screen AMC theater and a Friday's restaurant, both of which opened very well and have increased mall traffic.

We   also  opened  a  United  Artist  theater  and  entertainment  complex   in
Albuquerque, New Mexico at Cottonwood Mall, which is now 94% leased/committed and performing very well. At Ontario Mills, we continue to
open the entertainment components.   Dave  and Buster's is now open while
American Wilderness, IWERKS and GameWorks will all open within 60 days. This project has more than met our expectations.

Now I will turn the discussion over to Rick Sokolov.


Rick Sokolov

I will now provide an update on the new developments we have under construction. Four new projects are continuing as scheduled. The Source, which is our 730,000 square foot specialty center scheduled to open on September 5 in Long Island, features Off 5th- Saks 5th Avenue, Nordstrom Rack and Cheesecake Factory. Our two Mills projects, Grapevine Mills and Arizona Mills, will be opening in the fourth quarter in Dallas and Tempe, respectively. In 1998, we will open The Shops at Sunset Place, a 500,000 square foot specialty center in South Miami, Florida.

We are considering the development of a value-oriented project in Charlotte, North Carolina. This is a site where we had previously contemplated the development of a regional mall, but are now focused on the possibility that it may be better suited as a value-oriented project. We are also evaluating our potential role in a Mills project in the Chicago area.

We continue our work on two power centers that are being developed adjacent to our existing regional malls in Austin, Texas and Muncie, Indiana. We have started site work at Muncie and are on schedule to begin construction at Lakeline Plaza in Austin within the next 90 days. These projects are scheduled for opening in 1998. Predevelopment activities are continuing on our power center in the Dallas/Fort Worth area, adjacent to North East Mall, the subject of a major redevelopment project in its own right.

As David said, we continue to be very heartened by the fact that our expansions and renovations are providing the kind of financial returns and operational results that show that we are on the right track in devoting capital to our properties. We have provided a significant amount of detail on our program in our 1996 10-K and 8-K. At this time, I want to give you an update on activities that have taken place since our last 8-K and our fourth quarter press release.
We are now under construction at The Florida Mall, where we are expanding Dillards, Sears, JCPenney and Gayfers. These expansions will open in 1998. We are adding a 180,000 square foot Burdines, and approximately 180,000 square feet of small shops that will be opening in 1998 and the first quarter of 1999.

We have commenced construction on the expansion and renovation of Prien Lake Mall in Lake Charles, LA. We are adding a Dillard's and Sears, renovating the mall and JCPenney, and adding small shops and a food court. Scheduled opening is November of 1998. At Forest Mall in Fond Du Lac, Wisconsin, we are adding Sears in August of this year.

During the first quarter, we opened Kohl's at St. Charles Towne Center and JCPenney at Smith Haven Mall. We opened JCPenney in Chautauqua Mall and will have the renovation and food court open later this year with Bon Ton scheduled to open in the first quarter of 1998.

The Summit Mall renovation has been completed. An additional element, a 60,000 square foot Dillards Home Store, will open in the third quarter of this year. The Aventura Mall expansion is proceeding, and we are virtually fully leased in that expansion space. Bloomingdales will open at Aventura in November.

We announced in April that Dillard Department stores has assumed operations at five stores previously operated by Mervyns at the following regional malls:
Boynton Beach, Coral Square, Lakeland, Melbourne, and Miami International. Dillard's has also acquired two Proffitt's stores that closed during the last quarter in our properties at Virginia Center and Chesapeake Square. The addition of Dillard's will certainly broaden their appeal and will trigger additional expansion and redevelopment activity at Boynton Beach, Melbourne, Miami International and Chesapeake.

We are continuing on the addition of 235,000 square feet of small shop space in the Forum Shops at Caesars, which will open in late August. We plan to conduct our second analyst and investor conference in conjunction with the grand opening on August 27 and 28. We will be sending additional information in the near future.

David Simon

I think that you can see from our development and redevelopment pipeline that we continue to be the leading and most active developer and redeveloper of retail properties in the country. We also continue to be on the forefront of financing activities. An example of this is the amendment of our existing credit facility. The two positive results of this restructuring were improved pricing from LIBOR + 90 to LIBOR + 75 and an increase in the competitive bid option from $150 to $300 million. Recent pricing on the bid option has been in the range of LIBOR plus 62 basis points, which I believe is the tightest pricing in the industry.
During the first quarter, we acquired the participation in cash flow feature on mortgage loans for four of the portfolio properties. Under each of these loans, the lender received 50% of the cash flow above a defined base amount. This participation feature was acquired at a blended cap rate of 11%. In conjunction with this transaction, the loan for one of the properties was retired. Under GAAP, an extraordinary charge of $23 million was recorded to book this transaction.

Within the next thirty days we expect to close on a $180 million, 7-year CMBS on the Forum Shops, which will replace the current construction financing. This transaction is expected to be priced at industry-tight levels. In addition, our $300 million medium term note program should be in place next week.

On the acquisition and disposition front, we disposed of a small neighborhood center in Bristol, Tennessee. While not material to the financial statements, this disposition is consistent with our strategy to sell non-core portfolio assets.

On the acquisition front we expect, within the next few weeks, to announce $200 million of acquisitions of high quality real estate, to be acquired on an accretive basis. The industry continues to consolidate. We'll be an active player.

Finally, on the property management front, we have a long-standing relationship with CGR (the US property manager and advisor for Rodamco NV). They are also our joint venture partner in two portfolio properties. Effective on April 1st, we acquired the management and leasing responsibilities on a fee-basis for:
Countryside Mall in Tampa, FL and Maplewood Square in Minneapolis, MN. Our philosophy is to pickup third party management where there is a relationship enhancement opportunity, but not to make it a core business. Our focus is to improve on our portfolio properties which will increase the cash flow from our business. In addition, we are only interested in providing third party management for quality properties.

Things are progressing as expected in terms of the merger. For all intents and purposes, the integration is completed, and I believe that the organization has a clear focus going forward.

       30-33